UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas	0-026686	76-0465087
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

675 Bering, Suite 710		77057
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 977-2600

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2006, the Board of Directors of First Investors Financial Services Group, Inc. (the “Company”) approved certain amendments to the First Investors Financial Services Group, Inc. 2002 Non-Employee Director Stock Option Plan (the “Plan”). The Plan was amended (i) to increase the number of total shares available for issuance under the Plan from 500,000 to 900,000, and (ii) to increase the annual automatic grant of options to purchase shares in the Company provided to each participant from an option to purchase 20,000 shares per year to an option to purchase 28,000 shares per year. In exchange for the increase in the number of options received each year, the participants will no longer receive cash compensation for serving as a director. There were no other material amendments to the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
Date: July 14, 2006	By:	/s/ Bennie H. Duck
Bennie H. Duck
Secretary, Treasurer, and Chief Financial Officer